Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Great Western Bancorp, Inc. 2014 Omnibus Incentive Compensation Plan (333-199426)

(2)	Great Western Bancorp, Inc. 2014 Non-Employee Director Plan (333-199426)

of our report dated December 12, 2014, with respect to the consolidated financial statements of Great Western Bancorp, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2014.

/s/ Ernst & Young LLP

Chicago, Illinois
December 12, 2014